EXHIBIT 10.19

Turbodyne Technologies, Inc.

By:	/s/ Debi Kokinos	By:	/s/ Jason Meyers
	Debi Kokinos		Jason Meyers
Chairman and senior officer

10

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this "Agreement") dated as of March 1, 2006, between Turbodyne Technologies, Inc., (the "Company"), a Nevada corporation, and Debi Kokinos ("Consultant").

INTRODUCTION

WHEREAS, the Company is having financial and operational difficulties and desires to engage a Consultant to assist it with various functions as requested by the Company from time to time ,to act as Chief Financial Officer of the Company or such other substituted position or positions as determined by the "Senior Officer", as hereinafter defined, or the Board of Directors of the Company ("Other Positions") ;

WHEREAS, Consultant, has experience in the business of the Company and is qualified to fulfill the roles of Chief Financial Officer and desires to render consulting and advisory services to the Company and to provide the services as Chief Financial Officer of the Company or Other Positions (the "Services");

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Effectiveness; Retention of Consultant; Services to be Performed

(a) Effective as of the date of this Agreement the Company engages Consultant to provide the Services during the Term (as defined in paragraph 3) as Chief Financial Officer or Other Positions and Consultant hereby accepts such engagement and agrees to perform the Services for the Company upon the terms and conditions set forth in this Agreement as Chief Financial Officer (or Other Positions). During the Term (as defined in Paragraph 3), Consultant shall cause devote such attention on a substantially full time basis to perform the services required by this Agreement as agreed upon.

(b) Consultant, by executing this Agreement, shall assume and perform the Services to the best of its ability and agrees to be bound by all the terms and conditions applicable to him including, but not limited, to the provisions of paragraph 6 and 7 and further agrees individually to serve as Chief Financial Officer or in Other Positions of Company and any subsidiary if elected during the Term.

(c) Consultant shall perform the services hereunder at such locations as are reasonably necessary for Consultant to perform his duties under this Agreement.

(d) "Senior Officer" shall refer to Albert F. Case, Jr. and his designees who are officers of the Company.

2. Independent Contractor. In rendering services hereunder, Consultant shall be acting as an independent contractor, providing its own tools of the trade, workspace and managing its own hours of work as determined by Consultant to fulfill the engagement, and not as an employee or agent of the Company. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

3. Term. Unless terminated at an earlier date in accordance with paragraph 7, this Agreement or substituted Employment Agreement shall terminate on February 29, 2009 (the "Term").

4. Compensation.

(a) As compensation for Consultant's services hereunder, the Company will pay Consultant a cash fee of not less than $232,560, or $77,520 per annum .This amount shall be paid in monthly installments of $6,460 of which $3,230 shall be payable by check on the first day of each month during the term and $3,230 payable by check on the fifteenth (15th) day of the month;

(b) It is agreed that the cash compensation portion of the Agreement shall be re-negotiated from time to time as the financial picture of the Company improves, but in no event shall be less than the Minimum compensation stated above.

(c) As additional consideration hereunder Consultant shall receive Warrants (the "Warrants") to purchase 9,600,000 of shares of the common stock of the Company (the "Shares") at an exercise price of $ 0.0117 per share. Such warrants shall "vest" and may be exercised in accordance with the following schedule:

i Warrants to purchase 3,200,000 Shares shall be "service based" and at the end of each month that the Consultant has provided services hereunder or pursuant to the Employment Agreement as hereinafter defined 1/36th of such Shares shall vest.

ii. Warrants to purchase 3,200,000 Shares shall be "revenue based" and shall vest in their entirety upon filing of a report with the Securities & Exchange Commission containing reviewed or audited statements reflecting the recognition of

revenue for the first sale of a production model of a Company product after the date hereof provided payment is made therefore and the product is not returned and provided further such sale occurs during the period that the Consultant has provided services hereunder or pursuant to the Employment Agreement.

iii. Warrants to purchase 3,200,000 Shares shall vest in their entirety upon filing of a report with the Securities & Exchange Commission containing reviewed or audited statements reflecting EBITA or earnings before taxes, interest or amortization , of $1,000,000 and provided further such sale occurs during the period that the Consultant has provided services hereunder or pursuant to the Employment Agreement.

(d) The Warrants , in addition to term set forth above, shall have a term of seven (7) years, contain no price anti dilution provision and contain such other terms and provisions as may be customary in the reasonable opinion of counsel to the Company for securities of this type.

(e) The number of Shares subject to the Warrants shall increase to the extent any additional Shares are issued in connection with or relating in any manner to events or transactions prior to September 9, 2005 including Shares issued to obtain funds to satisfy any pre September 9, 2005 obligation and Shares issued upon exercise or conversion of warrants or convertible securities issued for such purpose.

(f) The Warrants shall be provisioned such that they can be executed, without further actions by the Company or its officers, by actions of the Transfer Agent of the Company. The Warrants shall be such as to be deposited in an account with a major securities firm.

5. Expenses. Consultant shall be reimbursed in accordance with the policies and procedures that the Company establishes from time to time, for all reasonable and necessary out-of-pocket expenses that Consultant incurs in performing the services hereunder, including, without limitation, reasonable travel expenses incurred by Consultant.

6. Protection of Trade Secrets, Know-How and/or Other Confidential Information of the Company.

(a) Except as specifically permitted or directed by the Senior Officer in writing or in connection with the business of the Company to a person executing a confidentiality agreement containing terms similar to paragraph 6(a) and (f) Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in accordance with the provisions herein or the written policies of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with during engagement by the Company or any affiliated companies prior to the Term or will that he may acquire or become acquainted with during the Term, whether developed by Consultant or by others, concerning any

trade secrets or confidential information. Trade Secrets and Confidential Information shall refer to any and all trade secrets and confidential information , including but not limited to all confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly related in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company ("Company Confidential Information")

(b) . It is agreed that all materials produced for the Company by Consultant, including any data collected or information produced for Company by Consultant as well as Software, tools and other instrumentation or intellectual property, or other inventions (individually and collectively" Company Intellectual Property"), created by Consultant during and/or as a result of the engagement hereunder or the Prior Agreement, and shall be the property of the Company, free and clear of all claims thereto by the Company, and the Consultant shall retain no claim of authorship therein and all rights therein of Consultant , if any, are hereby assigned to the Company irrespective of whether such works constitute works for hire". At the request of the Company Consultant shall execute such documents as the Company may desire to evidence or effect its ownership in the Company Intellectual Property. All Company Intellectual Property, shall also be deemed Company Confidential Information and subject as such to the provisions of this Agreement relating to such information.

(c) Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company's property or relates to the Company's business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property

(d) The parties acknowledges that the Company Confidential Information constitutes a unique and valuable asset of the respective party , acquired at great time and expense by the respective party and predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Consultant or the Company would be wrongful and would cause irreparable harm to the C respective party . Both during and after the Term Consultant will refrain from any acts or omissions that would reduce the value of such Company Confidential Information. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form other than as a direct or indirect result of the breach of this Agreement by Consultant..

7. Termination.

(a) Neither party may terminate this Agreement except as set forth herein.

(b). If the Consultant dies during the Term, the Term shall terminate as of the date of the Consultant's death. If the Consultant becomes Totally Disabled (as that term is defined below) for forty five (45) days in the aggregate during any consecutive twelve-month period during the Term, the Company shall have the right to terminate this Agreement by giving the Consultant thirty (30) days' prior written notice thereof. Upon termination of the Term under this Paragraph 7(b), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Consultant: (i) the portion, if any, that remains unpaid of the cash compensation for periods prior to termination; and (ii) the amount of any expenses reimbursable to Consultant.

"Totally Disabled",, as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor selected by the Company in its discretion, renders the Consultant unable or incompetent to carry out the material duties and responsibilities of the Consultant under this Agreement.

(c) The Company may terminate this Agreement for Cause upon written notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have Cause to terminate this Agreement, if in the reasonable good faith judgment of the Company, Consultant (i) materially breaches any of its or his agreements, duties or obligations under this Agreement and has not cured such breach within thirty (30) days after Company's written notice, including, without limitation, the Consultant's failure to perform his duties hereunder, other than a failure resulting from his illness or sickness; or (ii) embezzles or converts to his own use any funds of the Company;

(d) Consultant may terminate this Agreement upon failure by the Company to comply with the material provisions of this Agreement, which is not cured within thirty (30) days after written notice.

(e) The Company at any time may elect to terminate this agreement upon fifteen days notice and enter into a separate written employment agreement ("Employment Agreement") with Consultant for the balance of the Term. Such Employment Agreement shall commence on the first day of the first calendar month following the aforesaid notice of election. The provisions of paragraphs 4 through 10 hereof shall apply to the Employment Agreement as if the name of "Consultant" were substituted. During the balance of the Term under the Employment Agreement the Consultant shall devote her time and attention to the affairs of the Company and not engage in any business activity with another entity. The Employment Agreement shall contain such other non material terms and provisions as may be customary in the reasonable opinion of counsel to the Company, for agreements of this type without modifying paragraphs 4 through 10. For example, there may be a provision for withholding tax.

(f) If, during the Term, the Employment Agreement is substituted for this Agreement and the Employment Agreement is terminated by the Company without Cause, or the Consultant shall terminate her employment pursuant to paragraph 7 (d, ,then the Employment Agreement shall provide that the Company shall pay the Consultant on the termination date ,in lieu of other damages, an amount equal to (i) the greater of the amount of cash compensation remaining unpaid to Consultant under the Employment Agreement or $100,000 if termination occurs in the first two years of the Term or (ii) ,if termination occurs in the final year of the Term, an amount

equal to two times the cash compensation remaining unpaid to Consultant under the Employment Agreement.

8. Covenants

(a) The Consultant hereby covenants and agrees that during the term of this Agreement, the Consultant shall not, within the boundaries of the Territory, without the prior written consent of the Companies (which consent may be withheld in the sole and absolute discretion of Companies), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation or other entity or venture now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, being or becoming an organizer, investor, lender, partner, joint venture, stockholder, officer, director, employee, manager to any Competitive Business, or (ii) use or permit the use of the Consultant's name or any part thereof to be used or employed in connection with any Competitive Business (collectively and severally, the"Noncompetition Covenants"). Notwithstanding the foregoing, the provisions of this paragraph shall not be deemed to prevent the purchase or ownership by the Consultant as a passive investment of the outstanding capital shares of any publicly held corporation, so long as any other obligation or duty under the Noncompetition Covenants are not breached. For purposes of this paragraph8.1, the following capitalized terms shall have the definitions set forth below:

i "Competitive Business" - The term "Competitive Business" is defined as any business that directly competes with the business conducted by the Company whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.

ii "Territory" - The term "Territory" is defined as the United States and any country in which the Company is marketing the Company's products.

(b). The Consultant will not, directly or indirectly, individually or on behalf of other persons, solicit, aid or induce (i) any employee of the Company or any of its affiliates to leave their employment with the Company or its affiliates to accept employment with or render services to or with any person, firm, corporation or other entity or assist or aid any other person, firm, corporation or other entity in identifying or hiring away such employee, (ii) any customer or vendor of the Company to alter its business relationship with the Company or to purchase products or services then sold by the Company or its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer or vendor or (iii) any other remaining employee of the Company or its affiliates to leave such employee's employment with the Company or its affiliates.

(c)Non-disparagement. During the Term, and for a period of one year after the termination or expiration of the Agreement, Consultant shall not, directly or indirectly, make or publish any disparaging statements(whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal stockholders or customers of any of them disparaging statements including, but not limited to, any such

statements to any employee of the Company or its affiliates or any customer, vendor supplier or licensor.

(d) Injunctive Relief/Legal Remedies. The Parties agree that the remedy at law for any breach by the Consultant of this Agreement and specifically the provisions of paragraphs 6 and 8 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

9. Arbitration

Except as otherwise provided herein any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in New York, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

10. Miscellaneous.

(a) Except as otherwise provided herein,, this Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

(b) This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(c) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted successors and assigns. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except it may be assigned by the Company, without Consultant's consent in any company

which acquired all or substantially all of the Company's business or assets or with which the Company is merged or consolidated.

(e) No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement

(f) All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

If to the Company

Attention Senior Officer:

If to the Consultant:

Debi Kokinos

____

____

Any party may change the address set forth above by notice to each other party given as provided herein.

(g) The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(h) ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

(i) Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(j) No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

(k) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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